CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-52478 and 33-80952), Form S-8-A (Nos. 33-52478
and 33-80952) and on Form S-4 (Nos. 333-36387 and 333-61221) of Building
Materials Holding Corporation of our report dated February 17, 2000 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 17, 2000 relating to the financial statement schedule, which appears in this Form 10-K.

/s/  PRICEWATERHOUSECOOPERS LLP
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     PricewaterhouseCoopers LLP

San Francisco, California
March 27, 2000